Exhibit 99.2

W. P. Carey Inc.
Supplemental Information
Third Quarter 2020

Important Disclosures About This Supplemental Package

As used in this supplemental package, the terms “W. P. Carey,” “WPC,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries and its predecessors, unless otherwise indicated. “REIT” means real estate investment trust. “CPA:17 – Global” means Corporate Property Associates 17 – Global Incorporated. “CPA:18 – Global” means Corporate Property Associates 18 – Global Incorporated. “CWI 1” means Carey Watermark Investors Incorporated and “CWI 2” means Carey Watermark Investors 2 Incorporated. “Managed Programs” means CPA:18 – Global and Carey European Student Housing Fund I, L.P. (“CESH”). “CPA:17 Merger” means our merger with CPA:17 – Global, which was completed on October 31, 2018. CPA:17 – Global was included in the Managed Programs prior to the CPA:17 Merger. “CWI 1 and CWI 2 Merger” means the merger between CWI 1 and CWI 2, which closed on April 13, 2020. Subsequently, the combined company was renamed Watermark Lodging Trust, Inc. (“WLT”). CWI 1 and CWI 2 were included in the Managed Programs prior to the CWI 1 and CWI 2 Merger. “U.S.” means United States. “AUM” means assets under management. “ABR” means contractual minimum annualized base rent. “SEC” means Securities and Exchange Commission.

Amounts may not sum to totals due to rounding.

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles (“GAAP”), including funds from operations (“FFO”); adjusted funds from operations (“AFFO”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); adjusted EBITDA; pro rata cash net operating income (“pro rata cash NOI”); normalized pro rata cash NOI; and same store pro rata rental income. A description of these non-GAAP financial measures and reconciliations to their most directly comparable GAAP measures, as well as a description of other metrics presented, are provided within the Appendix to this supplemental package. FFO is a non-GAAP measure defined by the National Association of Real Estate Investments Trusts, Inc. (“NAREIT”), an industry trade group.

W. P. Carey Inc.
Supplemental Information – Third Quarter 2020

W. P. Carey Inc.
Overview – Third Quarter 2020

Summary Metrics
As of or for the three months ended September 30, 2020.

Financial Results
	Segment
	Owned Real Estate	Investment Management	Total
Revenues, including reimbursable costs – consolidated ($000s)	$297,395	$5,024	$302,419
Net income attributable to W. P. Carey ($000s)	146,983	2,414	149,397
Net income attributable to W. P. Carey per diluted share	0.84	0.01	0.85
Normalized pro rata cash NOI from real estate ($000s) (a) (b)	272,707	N/A	272,707
Adjusted EBITDA ($000s) (a) (b)	255,431	5,107	260,538
AFFO attributable to W. P. Carey ($000s) (a) (b)	196,770	5,185	201,955
AFFO attributable to W. P. Carey per diluted share (a) (b)	1.12	0.03	1.15

Dividends declared per share – current quarter			1.044
Dividends declared per share – current quarter annualized			4.176
Dividend yield – annualized, based on quarter end share price of $65.16			6.4%
Dividend payout ratio – for the nine months ended September 30, 2020 (c)			88.3%

Balance Sheet and Capitalization
Equity market capitalization – based on quarter end share price of $65.16 ($000s)			$11,428,814
Pro rata net debt ($000s) (d)			6,322,600
Enterprise value ($000s)			17,751,414

Total consolidated debt ($000s)			6,234,460
Gross assets ($000s) (e)			15,340,182
Liquidity ($000s) (f)			1,915,407

Pro rata net debt to enterprise value (b)			35.6%
Pro rata net debt to adjusted EBITDA (annualized) (a) (b)			6.1x
Total consolidated debt to gross assets			40.6%
Total consolidated secured debt to gross assets			8.0%

Weighted-average interest rate (b)			3.0%
Weighted-average debt maturity (years) (b)			4.6

Moody's Investors Service – issuer rating			Baa2 (stable)
Standard & Poor's Ratings Services – issuer rating			BBB (stable)

Real Estate Portfolio (Pro Rata)
ABR – total portfolio ($000s) (g)			$1,156,846
ABR – unencumbered portfolio ($000s) (g) (h)			$885,263
Number of net-leased properties			1,215
Number of operating properties (i)			20
Number of tenants – net-leased properties			351

ABR from investment grade tenants as a % of total ABR – net-leased properties (j)			29.2%

Net-leased properties – square footage (millions)			142.3

Occupancy – net-leased properties			98.9%
Weighted-average lease term (years)			10.6

Maximum commitment for capital investment projects expected to be completed during 2020 ($000s)			$3,000
Acquisitions and completed capital investment projects – current quarter ($000s)			111,965
Dispositions – current quarter ($000s)			63,345
________
(a)Normalized pro rata cash NOI, adjusted EBITDA and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures and for details on how certain non-GAAP measures are calculated.
(b)Presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.
(c)Represents dividends declared per share divided by AFFO per diluted share on a year-to-date basis.

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W. P. Carey Inc.
Overview – Third Quarter 2020

(d)Represents total pro rata debt outstanding less consolidated cash and cash equivalents. See the Terms and Definitions section in the Appendix for a description of pro rata.
(e)Gross assets represent consolidated total assets before accumulated depreciation on buildings and improvements. Gross assets are net of accumulated amortization on in-place lease intangible assets of $797.0 million and above-market rent intangible assets of $435.3 million.
(f)Represents (i) availability under our Senior Unsecured Credit Facility (net of amounts reserved for standby letters of credit), (ii) consolidated cash and cash equivalents, and (iii) available proceeds under our forward sale agreements (based on 2,510,709 remaining shares and a net offering price of $66.14 as of September 30, 2020, which will be updated at each quarter end).
(g)See the Terms and Definitions section in the Appendix for a description of ABR.
(h)Represents ABR from properties unencumbered by non-recourse mortgage debt.
(i)Comprised of 19 self-storage properties and one hotel.
(j)Percentage of portfolio is based on ABR, as of September 30, 2020. Includes tenants or guarantors with investment grade ratings (21.8%) and subsidiaries of non-guarantor parent companies with investment grade ratings (7.4%). Investment grade refers to an entity with a rating of BBB- or higher from Standard & Poor’s Ratings Services or Baa3 or higher from Moody’s Investors Service. See the Terms and Definitions section in the Appendix for a description of ABR.

Investing for the long runTM | 2

W. P. Carey Inc.
Overview – Third Quarter 2020

Components of Net Asset Value
Dollars in thousands, except per share amounts.

Real Estate	Three Months Ended Sep. 30, 2020	Annualized
Normalized pro rata cash NOI (a) (b)	$272,707	$1,090,828

Investment Management
Adjusted EBITDA (a) (b)	5,107	20,428
Selected Components of Adjusted EBITDA:
Asset management revenue	3,748	14,992
Operating partnership interest in real estate cash flow of CPA:18 – Global (c)	1,168	4,672
Back-end fees and interests associated with the Managed Programs	See the Summary of Future Liquidity Considerations for the Managed Programs section for details.

Balance Sheet – Selected Information (Consolidated Unless Otherwise Stated)		As of Sep. 30, 2020
Assets
Book value of real estate excluded from normalized pro rata cash NOI (d)		$208,985
Cash and cash equivalents		152,215
Due from affiliates		4,347
Other assets, net:
Investment in shares of a cold storage operator		$194,986
Straight-line rent adjustments		174,598
Restricted cash, including escrow		70,554
Office lease right-of-use assets, net		63,240
Deferred charges		48,475
Non-rent tenant and other receivables		41,552
Taxes receivable		39,121
Loans receivable		32,490
Securities and derivatives		15,118
Prepaid expenses		12,263
Deposits for construction		11,018
Deferred income taxes		10,947
Leasehold improvements, furniture and fixtures		8,763
Investment in shares of Guggenheim Credit Income Fund		7,731
Other intangible assets, net		5,465
Rent receivables (e)		5,325
Other		5,121
Total other assets, net (excluding investment in preferred shares of WLT, as disclosed below)		$746,767

Liabilities
Total pro rata debt outstanding (b) (f)		$6,474,815
Dividends payable		185,877
Deferred income taxes		137,460
Accounts payable, accrued expenses and other liabilities:
Accounts payable and accrued expenses		$166,893
Operating lease liabilities		144,921
Prepaid and deferred rents		98,955
Tenant security deposits		52,632
Accrued taxes payable		40,703
Securities and derivatives		10,231
Other		35,564
Total accounts payable, accrued expenses and other liabilities		$549,899

Investing for the long runTM | 3

W. P. Carey Inc.
Overview – Third Quarter 2020

Other	Ownership %	Estimated Value / Carrying Value
Ownership in Managed Programs: (g)
CPA:18 – Global (h)	4.3%	$55,061
CESH (i)	2.4%	3,492
		58,553
Ownership in WLT: (j)
Investment in common shares of WLT	5.3%	48,362
Investment in preferred shares of WLT	N/A	46,312
		94,674
		$153,227
________
(a)Normalized pro rata cash NOI and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures and for details on how they are calculated.
(b)Presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.
(c)We are entitled to receive distributions of up to 10% of the Available Cash of CPA:18 – Global, as defined in its operating partnership agreement.
(d)Represents the value of real estate not included in normalized pro rata cash NOI, such as vacant assets, in-progress build-to-suit properties, real estate under construction for certain expansion projects at existing properties and a common equity interest in a Las Vegas retail center.
(e)Comprised of (i) $4.1 million of rent receivables that were subsequently collected as of the date of this report and (ii) $1.2 million of rent receivables that are expected to be collected within six months of the date of this report.
(f)Excludes unamortized discount, net totaling $24.7 million and unamortized deferred financing costs totaling $20.9 million as of September 30, 2020.
(g)Separate from operating partnership interest in our affiliate, CPA:18 – Global, and our interests in unconsolidated real estate joint ventures with CPA:18 – Global.
(h)The estimated value of CPA:18 – Global is based on the estimated net asset value per share (“NAV”) of its Class A common stock of $8.41 as of June 30, 2020, which was calculated by relying in part on an estimate of the fair market value of the real estate portfolio adjusted to give effect to mortgage loans, both provided by third parties, as well as other adjustments. Refer to the SEC filings of CPA:18 – Global for the calculation methodology of its NAVs.
(i)We own limited partnership units of CESH at its private placement price of $1,000 per unit; we do not intend to calculate a NAV for CESH.
(j)In connection with the CWI 1 and CWI 2 Merger, the operating partnerships of each of CWI 1 and CWI 2 redeemed the special general partner interests that we previously held, for which we received 1,300,000 shares of CWI 2 preferred stock and 2,840,549 shares in CWI 2 common stock. In addition, our 6,074,046 shares in CWI 1 common stock were exchanged for 5,531,025 shares in WLT common stock at the time of the merger, and prior to merger, we owned 3,836,669 shares in CWI 2 common stock. Our total investment in 12,208,243 common shares of WLT is included in Equity investments in the Managed Programs and real estate (as an equity investment in real estate) on our consolidated balance sheets. Our investment in 1,300,000 preferred shares of WLT is included in Other assets, net on our consolidated balance sheets as available-for-sale debt securities. Both investments are included within our Real Estate segment.

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W. P. Carey Inc.
Financial Results
Third Quarter 2020

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W. P. Carey Inc.
Financial Results – Third Quarter 2020

Consolidated Statements of Income – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019
Revenues
Real Estate:
Lease revenues	$293,856	$280,303	$282,110	$274,795	$278,839
Operating property revenues	1,974	1,427	5,967	9,250	9,538
Lease termination income and other	1,565	1,917	6,509	12,317	14,377
	297,395	283,647	294,586	296,362	302,754
Investment Management:
Asset management revenue	3,748	4,472	9,889	9,732	9,878
Reimbursable costs from affiliates	1,276	2,411	4,030	4,072	4,786
Structuring and other advisory revenue	—	—	494	1,061	587
	5,024	6,883	14,413	14,865	15,251
	302,419	290,530	308,999	311,227	318,005
Operating Expenses
Depreciation and amortization	108,351	107,477	116,194	111,607	109,517
General and administrative	19,399	17,472	20,745	17,069	17,210
Reimbursable tenant costs	15,728	13,796	13,175	12,877	15,611
Property expenses, excluding reimbursable tenant costs	11,923	11,651	10,075	9,341	10,377
Stock-based compensation expense	4,564	2,918	2,661	4,939	4,747
Operating property expenses	1,594	1,388	5,223	8,000	8,547
Reimbursable costs from affiliates	1,276	2,411	4,030	4,072	4,786
Merger and other expenses	(596)	1,074	187	(811)	70
Subadvisor fees	—	192	1,277	1,964	1,763
Impairment charges	—	—	19,420	6,758	25,781
	162,239	158,379	192,987	175,816	198,409
Other Income and Expenses
Interest expense	(52,537)	(52,182)	(52,540)	(53,667)	(58,626)
Other gains and (losses) (a)	45,113	8,847	(4,423)	43,593	(12,402)
Gain on sale of real estate, net	20,933	—	11,751	17,501	71
Equity in earnings (losses) of equity method investments in the Managed Programs and real estate (b) (c)	1,720	33,983	(45,790)	8,018	5,769
Loss on change in control of interests (d)	—	—	—	—	(8,416)
	15,229	(9,352)	(91,002)	15,445	(73,604)
Income before income taxes	155,409	122,799	25,010	150,856	45,992
(Provision for) benefit from income taxes	(5,975)	(7,595)	41,692	(21,064)	(4,157)
Net Income	149,434	115,204	66,702	129,792	41,835
Net income attributable to noncontrolling interests (a)	(37)	(9,904)	(612)	(420)	(496)
Net Income Attributable to W. P. Carey	$149,397	$105,300	$66,090	$129,372	$41,339

Basic Earnings Per Share	$0.85	$0.61	$0.38	$0.75	$0.24
Diluted Earnings Per Share	$0.85	$0.61	$0.38	$0.75	$0.24
Weighted-Average Shares Outstanding
Basic	174,974,185	173,401,749	173,249,236	173,153,811	172,235,066
Diluted	175,261,812	173,472,755	173,460,053	173,442,101	172,486,506

Dividends Declared Per Share	$1.044	$1.042	$1.040	$1.038	$1.036
________
(a)Amount for the three months ended September 30, 2020 is primarily comprised of a mark-to-market adjustment for our investment in shares of a cold storage operator of $48.8 million, non-cash allowance for credit losses on direct financing leases and other assets of $(8.4) million and net gains on foreign currency transactions of $5.2 million.
(b)Amount for the three months ended June 30, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 Merger, which reflects the allocation of $34.3 million of goodwill within our Investment Management segment.
(c)Amount for the three months ended March 31, 2020 includes non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our former equity investments in CWI 1 and CWI 2.
(d)Amount for the three months ended September 30, 2019 represents a loss recognized on the purchase of the remaining interest in an investment from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.

Investing for the long runTM | 6

W. P. Carey Inc.
Financial Results – Third Quarter 2020

Statements of Income, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019
Revenues
Lease revenues	$293,856	$280,303	$282,110	$274,795	$278,839
Operating property revenues	1,974	1,427	5,967	9,250	9,538
Lease termination income and other	1,565	1,917	6,509	12,317	14,377
	297,395	283,647	294,586	296,362	302,754
Operating Expenses
Depreciation and amortization (a)	108,351	107,477	115,207	110,648	108,573
General and administrative (a)	19,399	17,472	14,922	12,634	13,973
Reimbursable tenant costs	15,728	13,796	13,175	12,877	15,611
Property expenses, excluding reimbursable tenant costs	11,923	11,651	10,075	9,341	10,377
Stock-based compensation expense (a)	4,564	2,918	1,970	3,531	3,435
Operating property expenses	1,594	1,388	5,223	8,000	8,547
Merger and other expenses	(1,016)	935	(132)	(811)	70
Impairment charges	—	—	19,420	6,758	25,781
	160,543	155,637	179,860	162,978	186,367
Other Income and Expenses
Interest expense	(52,537)	(52,182)	(52,540)	(53,667)	(58,626)
Other gains and (losses)	44,777	9,942	(5,776)	43,581	(12,938)
Gain on sale of real estate, net	20,933	—	11,751	17,501	71
Equity in earnings of equity method investments in real estate	631	211	1,565	1,631	578
Loss on change in control of interests (b)	—	—	—	—	(8,416)
	13,804	(42,029)	(45,000)	9,046	(79,331)
Income before income taxes	150,656	85,981	69,726	142,430	37,056
(Provision for) benefit from income taxes	(3,636)	(4,117)	31,800	(18,113)	(3,511)
Net Income from Real Estate	147,020	81,864	101,526	124,317	33,545
Net (income) loss attributable to noncontrolling interests	(37)	(39)	(612)	16	11
Net Income from Real Estate Attributable to W. P. Carey	$146,983	$81,825	$100,914	$124,333	$33,556

Basic Earnings Per Share	$0.84	$0.47	$0.58	$0.72	$0.19
Diluted Earnings Per Share	$0.84	$0.47	$0.58	$0.72	$0.19
Weighted-Average Shares Outstanding
Basic	174,974,185	173,401,749	173,249,236	173,153,811	172,235,066
Diluted	175,261,812	173,472,755	173,460,053	173,442,101	172,486,506
________
(a)Beginning with the second quarter of 2020, general and administrative expenses attributed to our Investment Management segment are comprised of the incremental costs of providing services to the Managed Programs, which are fully reimbursed by those funds (resulting in no net expense for us). All other general and administrative expenses are attributed to our Real Estate segment. In addition, beginning with the second quarter of 2020, stock-based compensation expense and depreciation and amortization expense are fully recognized within our Real Estate segment. In light of the termination of the advisory agreements with CWI 1 and CWI 2 in connection with the WLT management internalization, we now view essentially all assets, liabilities and operational expenses as part of our Real Estate segment, other than incremental activities that are expected to wind down as we manage CPA:18 – Global and CESH through the end of their respective life cycles.
(b)Amount for the three months ended September 30, 2019 represents a loss recognized on the purchase of the remaining interest in an investment from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.

Investing for the long runTM | 7

W. P. Carey Inc.
Financial Results – Third Quarter 2020

Statements of Income, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019
Revenues
Asset management revenue	$3,748	$4,472	$9,889	$9,732	$9,878
Reimbursable costs from affiliates	1,276	2,411	4,030	4,072	4,786
Structuring and other advisory revenue	—	—	494	1,061	587
	5,024	6,883	14,413	14,865	15,251
Operating Expenses
Reimbursable costs from affiliates	1,276	2,411	4,030	4,072	4,786
Merger and other expenses	420	139	319	—	—
Subadvisor fees	—	192	1,277	1,964	1,763
General and administrative (a)	—	—	5,823	4,435	3,237
Depreciation and amortization (a)	—	—	987	959	944
Stock-based compensation expense (a)	—	—	691	1,408	1,312
	1,696	2,742	13,127	12,838	12,042
Other Income and Expenses
Equity in earnings (losses) of equity method investments in the Managed Programs (b) (c)	1,089	33,772	(47,355)	6,387	5,191
Other gains and (losses)	336	(1,095)	1,353	12	536
	1,425	32,677	(46,002)	6,399	5,727
Income (loss) before income taxes	4,753	36,818	(44,716)	8,426	8,936
(Provision for) benefit from income taxes	(2,339)	(3,478)	9,892	(2,951)	(646)
Net Income (Loss) from Investment Management	2,414	33,340	(34,824)	5,475	8,290
Net income attributable to noncontrolling interests (b)	—	(9,865)	—	(436)	(507)
Net Income (Loss) from Investment Management Attributable to W. P. Carey	$2,414	$23,475	$(34,824)	$5,039	$7,783

Basic Earnings (Loss) Per Share	$0.01	$0.14	$(0.20)	$0.03	$0.05
Diluted Earnings (Loss) Per Share	$0.01	$0.14	$(0.20)	$0.03	$0.05
Weighted-Average Shares Outstanding
Basic	174,974,185	173,401,749	173,249,236	173,153,811	172,235,066
Diluted	175,261,812	173,472,755	173,460,053	173,442,101	172,486,506
________
(a)Beginning with the second quarter of 2020, general and administrative expenses attributed to our Investment Management segment are comprised of the incremental costs of providing services to the Managed Programs, which are fully reimbursed by those funds (resulting in no net expense for us). All other general and administrative expenses are attributed to our Real Estate segment. In addition, beginning with the second quarter of 2020, stock-based compensation expense and depreciation and amortization expense are fully recognized within our Real Estate segment. In light of the termination of the advisory agreements with CWI 1 and CWI 2 in connection with the WLT management internalization, we now view essentially all assets, liabilities and operational expenses as part of our Real Estate segment, other than incremental activities that are expected to wind down as we manage CPA:18 – Global and CESH through the end of their respective life cycles.
(b)Amount for the three months ended June 30, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 Merger, which reflects the allocation of $34.3 million of goodwill within our Investment Management segment.
(c)Amount for the three months ended March 31, 2020 includes non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our former equity investments in CWI 1 and CWI 2.

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W. P. Carey Inc.
Financial Results – Third Quarter 2020

FFO and AFFO, Consolidated – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019
Net income attributable to W. P. Carey	$149,397	$105,300	$66,090	$129,372	$41,339
Adjustments:
Depreciation and amortization of real property	107,170	106,264	114,913	110,354	108,279
Gain on sale of real estate, net	(20,933)	—	(11,751)	(17,501)	(71)
Impairment charges	—	—	19,420	6,758	25,781
Loss on change in control of interests (a)	—	—	—	—	8,416
Proportionate share of adjustments to equity in net income of partially owned entities (b) (c) (d)	3,500	(19,117)	50,477	2,703	4,210
Proportionate share of adjustments for noncontrolling interests (e)	(4)	(588)	578	(4)	(4)
Total adjustments	89,733	86,559	173,637	102,310	146,611
FFO (as defined by NAREIT) Attributable to W. P. Carey (f)	239,130	191,859	239,727	231,682	187,950
Adjustments:
Other (gains) and losses (g)	(44,648)	(4,259)	9,815	(38,196)	18,618
Straight-line and other rent adjustments (h)	(13,115)	(11,720)	(7,092)	(11,184)	(6,370)
Above- and below-market rent intangible lease amortization, net	12,472	12,956	11,780	17,037	14,969
Stock-based compensation	4,564	2,918	2,661	4,939	4,747
Amortization of deferred financing costs	2,932	2,993	3,089	3,225	2,991
Tax (benefit) expense – deferred and other (i) (j) (k)	(715)	(229)	(47,923)	12,874	(1,039)
Merger and other expenses	(596)	1,074	187	(811)	70
Other amortization and non-cash items	508	488	408	546	379
Proportionate share of adjustments to equity in net income of partially owned entities (d) (l)	1,429	1,251	3,895	1,908	1,920
Proportionate share of adjustments for noncontrolling interests (c)	(6)	579	(7)	(5)	(12)
Total adjustments	(37,175)	6,051	(23,187)	(9,667)	36,273
AFFO Attributable to W. P. Carey (f)	$201,955	$197,910	$216,540	$222,015	$224,223

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (f)	$239,130	$191,859	$239,727	$231,682	$187,950
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (f)	$1.36	$1.11	$1.38	$1.34	$1.09
AFFO attributable to W. P. Carey (f)	$201,955	$197,910	$216,540	$222,015	$224,223
AFFO attributable to W. P. Carey per diluted share (f)	$1.15	$1.14	$1.25	$1.28	$1.30
Diluted weighted-average shares outstanding	175,261,812	173,472,755	173,460,053	173,442,101	172,486,506
________
(a)Amount for the three months ended September 30, 2019 represents a loss recognized on the purchase of the remaining interest in a real estate investment from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.
(b)Amount for the three months ended June 30, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 Merger, which reflects the allocation of $34.3 million of goodwill within our Investment Management segment.
(c)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Equity in earnings of equity method investments in the Managed Programs and real estate on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(d)Amount for the three months ended March 31, 2020 includes non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our former equity investments in CWI 1 and CWI 2.
(e)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(f)FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.
(g)Amount for the three months ended September 30, 2020 is primarily comprised of a mark-to-market adjustment for our investment in shares of a cold storage operator of $48.8 million, non-cash allowance for credit losses on direct financing leases and other assets of $(8.4) million and net gains on foreign currency transactions of $5.2 million. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(h)Amount for the three months ended December 31, 2019 includes an adjustment to exclude $6.2 million of non-cash lease termination revenue, which will be collected and reflected within AFFO over the remaining master lease term.
(i)Amount for the three months ended June 30, 2020 includes one-time taxes incurred upon the recognition of taxable income associated with the accelerated vesting of shares previously issued by CWI 1 and CWI 2 to us for asset management services performed, in connection with the CWI 1 and CWI 2 Merger.

Investing for the long runTM | 9

W. P. Carey Inc.
Financial Results – Third Quarter 2020

(j)Amount for the three months ended March 31, 2020 includes a non-cash deferred tax benefit of $37.2 million as a result of the release of a deferred tax liability relating to our investment in shares of a cold storage operator, which converted to a REIT during that period and is therefore no longer subject to federal income taxes.
(k)Amount for the nine months ended September 30, 2020 includes a one-time tax benefit of $4.7 million as a result of carrying back certain net operating losses in accordance with the CARES Act, which was enacted on March 27, 2020.
(l)Beginning with the first quarter of 2020, this adjustment includes distributions received from CWI 1 and CWI 2 (through April 13, 2020, the date of the CWI 1 and CWI 2 Merger) and from WLT (after April 13, 2020) in place of our pro rata share of net income from our ownership of shares of CWI 1, CWI 2, and WLT, as applicable. We did not receive any such distributions during the second or third quarter of 2020, due to the adverse effect of COVID-19.

Investing for the long runTM | 10

W. P. Carey Inc.
Financial Results – Third Quarter 2020

FFO and AFFO, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019
Net income from Real Estate attributable to W. P. Carey	$146,983	$81,825	$100,914	$124,333	$33,556
Adjustments:
Depreciation and amortization of real property	107,170	106,264	114,913	110,354	108,279
Gain on sale of real estate, net	(20,933)	—	(11,751)	(17,501)	(71)
Impairment charges	—	—	19,420	6,758	25,781
Loss on change in control of interests (a)	—	—	—	—	8,416
Proportionate share of adjustments to equity in net income of partially owned entities (b)	3,500	3,352	3,365	2,703	4,210
Proportionate share of adjustments for noncontrolling interests (c)	(4)	(588)	578	(4)	(4)
Total adjustments	89,733	109,028	126,525	102,310	146,611
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (d)	236,716	190,853	227,439	226,643	180,167
Adjustments:
Other (gains) and losses (e)	(44,115)	(5,437)	10,973	(38,546)	18,956
Straight-line and other rent adjustments (f)	(13,115)	(11,720)	(7,092)	(11,184)	(6,370)
Above- and below-market rent intangible lease amortization, net	12,472	12,956	11,780	17,037	14,969
Stock-based compensation	4,564	2,918	1,970	3,531	3,435
Amortization of deferred financing costs	2,932	2,993	3,089	3,225	2,991
Tax (benefit) expense – deferred and other (g)	(2,909)	(3,051)	(37,956)	9,748	(1,414)
Merger and other expenses	(1,016)	935	(132)	(811)	70
Other amortization and non-cash items	508	488	209	348	180
Proportionate share of adjustments to equity in net income of partially owned entities (b) (h)	739	166	(274)	202	(113)
Proportionate share of adjustments for noncontrolling interests (c)	(6)	579	(7)	(5)	(12)
Total adjustments	(39,946)	827	(17,440)	(16,455)	32,692
AFFO Attributable to W. P. Carey – Real Estate (d)	$196,770	$191,680	$209,999	$210,188	$212,859

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (d)	$236,716	$190,853	$227,439	$226,643	$180,167
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (d)	$1.35	$1.10	$1.31	$1.31	$1.04
AFFO attributable to W. P. Carey – Real Estate (d)	$196,770	$191,680	$209,999	$210,188	$212,859
AFFO attributable to W. P. Carey per diluted share – Real Estate (d)	$1.12	$1.10	$1.21	$1.21	$1.23
Diluted weighted-average shares outstanding	175,261,812	173,472,755	173,460,053	173,442,101	172,486,506
________
(a)Amount for the three months ended September 30, 2019 represents a loss recognized on the purchase of the remaining interest in a real estate investment from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.
(b)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Equity in earnings of equity method investments in the Managed Programs and real estate on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(c)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(d)FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.
(e)Amount for the three months ended September 30, 2020 is primarily comprised of a mark-to-market adjustment for our investment in shares of a cold storage operator of $48.8 million, non-cash allowance for credit losses on direct financing leases and other assets of $(8.4) million and net gains on foreign currency transactions of $5.0 million. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(f)Amount for the three months ended December 31, 2019 includes an adjustment to exclude $6.2 million of non-cash lease termination revenue, which will be collected and reflected within AFFO over the remaining master lease term.
(g)Amount for the three months ended March 31, 2020 includes a non-cash deferred tax benefit of $37.2 million as a result of the release of a deferred tax liability relating to our investment in shares of a cold storage operator, which converted to a REIT during that period and is therefore no longer subject to federal income taxes.
(h)Subsequent to the CWI 1 and CWI 2 Merger on April 13, 2020, this adjustment includes distributions received from WLT in place of our pro rata share of net income from our ownership of shares of WLT. We did not receive any such distributions during the second or third quarter of 2020, due to the adverse effect of COVID-19.

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W. P. Carey Inc.
Financial Results – Third Quarter 2020

FFO and AFFO, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019
Net income (loss) from Investment Management attributable to W. P. Carey	$2,414	$23,475	$(34,824)	$5,039	$7,783
Adjustments:
Proportionate share of adjustments to equity in net income of partially owned entities (a) (b) (c)	—	(22,469)	47,112	—	—
Total adjustments	—	(22,469)	47,112	—	—
FFO (as defined by NAREIT) Attributable to W. P. Carey – Investment Management (d)	2,414	1,006	12,288	5,039	7,783
Adjustments:
Tax expense (benefit) – deferred and other (e) (f)	2,194	2,822	(9,967)	3,126	375
Other (gains) and losses (g)	(533)	1,178	(1,158)	350	(338)
Merger and other expenses	420	139	319	—	—
Stock-based compensation	—	—	691	1,408	1,312
Other amortization and non-cash items	—	—	199	198	199
Proportionate share of adjustments to equity in net income of partially owned entities (b) (h)	690	1,085	4,169	1,706	2,033
Total adjustments	2,771	5,224	(5,747)	6,788	3,581
AFFO Attributable to W. P. Carey – Investment Management (d)	$5,185	$6,230	$6,541	$11,827	$11,364

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Investment Management (d)	$2,414	$1,006	$12,288	$5,039	$7,783
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Investment Management (d)	$0.01	$0.01	$0.07	$0.03	$0.05
AFFO attributable to W. P. Carey – Investment Management (d)	$5,185	$6,230	$6,541	$11,827	$11,364
AFFO attributable to W. P. Carey per diluted share – Investment Management (d)	$0.03	$0.04	$0.04	$0.07	$0.07
Diluted weighted-average shares outstanding	175,261,812	173,472,755	173,460,053	173,442,101	172,486,506
________
(a)Amount for the three months ended June 30, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 Merger, which reflects the allocation of $34.3 million of goodwill within our Investment Management segment.
(b)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Equity in earnings of equity method investments in the Managed Programs and real estate on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(c)Amount for the three months ended March 31, 2020 represents non-cash other-than-temporary impairment charges recognized on our former equity investments in CWI 1 and CWI 2.
(d)FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.
(e)Amount for the three months ended June 30, 2020 includes one-time taxes incurred upon the recognition of taxable income associated with the accelerated vesting of shares previously issued by CWI 1 and CWI 2 to us for asset management services performed, in connection with the CWI 1 and CWI 2 Merger.
(f)Amount for the nine months ended September 30, 2020 includes a one-time tax benefit of $4.7 million as a result of carrying back certain net operating losses in accordance with the CARES Act, which was enacted on March 27, 2020.
(g)Amount for the three months ended September 30, 2020 is primarily comprised of net gains on foreign currency transactions of $0.2 million and gain on marketable securities of $0.1 million. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(h)For the first quarter of 2020, and through April 13, 2020 (the date of the CWI 1 and CWI 2 Merger), this adjustment includes distributions received from CWI 1 and CWI 2 in place of our pro rata share of net income from our ownership of shares of CWI 1 and CWI 2.

Investing for the long runTM | 12

W. P. Carey Inc.
Financial Results – Third Quarter 2020

Elements of Pro Rata Statement of Income and AFFO Adjustments
In thousands. For the three months ended September 30, 2020.

We believe that the table below is useful for investors to help them better understand our business by illustrating the impact of each of our AFFO adjustments on our GAAP statement of income line items. This presentation is not an alternative to the GAAP statement of income, nor is AFFO an alternative to net income as determined by GAAP.

	Equity Investments (a)	Noncontrolling Interests (b)	AFFO Adjustments
Revenues
Real Estate:
Lease revenues	$6,297	$(29)	$(643)	(c)
Operating property revenues:
Hotel revenues	—	—	—
Self-storage revenues	1,363	—	—
Lease termination income and other	(1)	—	—

Investment Management:
Asset management revenue	—	—	—
Reimbursable costs from affiliates	—	—	—

Operating Expenses
Depreciation and amortization	3,242	(4)	(110,606)	(d)
General and administrative	8	—	—
Reimbursable tenant costs	710	(7)	—
Property expenses, excluding reimbursable tenant costs	169	—	(419)	(e)
Stock-based compensation expense	—	—	(4,564)	(e)
Operating property expenses:
Hotel expenses	—	—	—
Self-storage expenses	793	—	(25)
Reimbursable costs from affiliates	—	—	—
Merger and other expenses	—	—	596

Other Income and Expenses
Interest expense	(1,417)	—	2,848	(f)
Other gains and (losses)	13	4	(44,657)	(g)
Gain on sale of real estate, net	—	—	(20,933)
Equity in earnings of equity method investments in the Managed Programs and real estate:
Income related to joint ventures	(1,150)	—	(22)	(h)
Income related to our general partnership interest in CPA:18 – Global	—	—	—
Loss related to our ownership in WLT	—	—	848	(i)
Loss related to our ownership in the Managed Programs	—	—	692

Provision for income taxes	(183)	3	(593)	(j)
Net income attributable to noncontrolling interests	—	11	—
________
(a)Represents the break-out by line item of amounts recorded in Equity in earnings of equity method investments in the Managed Programs and real estate.
(b)Represents the break-out by line item of amounts recorded in Net income attributable to noncontrolling interests.
(c)Represents the reversal of amortization of above- or below-market lease intangibles of $12.5 million and the elimination of non-cash amounts related to straight-line rent and other of $13.1 million.
(d)Adjustment is a non-cash adjustment excluding corporate depreciation and amortization.
(e)Adjustment to exclude a non-cash item.
(f)Represents the elimination of non-cash components of interest expense, such as deferred financing costs, debt premiums and discounts.
(g)Represents eliminations of gains (losses) related to the extinguishment of debt, unrealized foreign currency gains (losses), unrealized gains (losses) on derivatives, gains (losses) on marketable securities, non-cash allowance for credit losses on direct financing leases and other assets, and other items.
(h)Adjustments to include our pro rata share of AFFO adjustments from equity investments.
(i)Represents distributions received from WLT in place of our pro rata share of net income from our ownership of shares of WLT. We did not receive any such distributions during the third quarter of 2020, due to the adverse effect of COVID-19.
(j)Primarily represents the elimination of deferred taxes.

Investing for the long runTM | 13

W. P. Carey Inc.
Financial Results – Third Quarter 2020

Capital Expenditures
In thousands. For the three months ended September 30, 2020.

Tenant Improvements and Leasing Costs
Tenant improvements	$1,634
Leasing costs	819
Tenant Improvements and Leasing Costs	2,453

Maintenance Capital Expenditures
Net-lease properties	453
Operating properties	129
Maintenance Capital Expenditures	582

Total: Tenant Improvements and Leasing Costs, and Maintenance Capital Expenditures	$3,035

Non-Maintenance Capital Expenditures
Net-lease properties	$2,692
Operating properties	—
Non-Maintenance Capital Expenditures	$2,692

Pre-Development Capital Expenditures
Net-lease properties	$350
Operating properties	—
Pre-Development Capital Expenditures	$350

Investing for the long runTM | 14

W. P. Carey Inc.
Balance Sheets and Capitalization
Third Quarter 2020

Investing for the long runTM | 15

W. P. Carey Inc.
Balance Sheets and Capitalization – Third Quarter 2020

Consolidated Balance Sheets
In thousands, except share and per share amounts.

	Sep. 30, 2020	Dec. 31, 2019
Assets
Investments in real estate:
Land, buildings and improvements (a)	$10,560,534	$9,856,191
Net investments in direct financing leases	715,541	896,549
In-place lease intangible assets and other	2,243,117	2,186,851
Above-market rent intangible assets	900,503	909,139
Investments in real estate	14,419,695	13,848,730
Accumulated depreciation and amortization (b)	(2,382,971)	(2,035,995)
Assets held for sale, net (c)	10,626	104,010
Net investments in real estate	12,047,350	11,916,745
Equity investments in the Managed Programs and real estate (d)	288,444	324,004
Cash and cash equivalents	152,215	196,028
Due from affiliates	4,347	57,816
Other assets, net	793,079	631,637
Goodwill	904,075	934,688
Total assets	$14,189,510	$14,060,918

Liabilities and Equity
Debt:
Senior unsecured notes, net	$4,513,243	$4,390,189
Unsecured term loans, net	304,221	—
Unsecured revolving credit facility	182,799	201,267
Non-recourse mortgages, net	1,234,197	1,462,487
Debt, net	6,234,460	6,053,943
Accounts payable, accrued expenses and other liabilities	549,899	487,405
Below-market rent and other intangible liabilities, net	192,445	210,742
Deferred income taxes	137,460	179,309
Dividends payable	185,877	181,346
Total liabilities	7,300,141	7,112,745

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 175,396,158 and 172,278,242 shares, respectively, issued and outstanding	175	172
Additional paid-in capital	8,919,520	8,717,535
Distributions in excess of accumulated earnings	(1,800,875)	(1,557,374)
Deferred compensation obligation	42,014	37,263
Accumulated other comprehensive loss	(273,124)	(255,667)
Total stockholders' equity	6,887,710	6,941,929
Noncontrolling interests	1,659	6,244
Total equity	6,889,369	6,948,173
Total liabilities and equity	$14,189,510	$14,060,918
________
(a)Includes $83.5 million and $83.1 million of amounts attributable to operating properties as of September 30, 2020 and December 31, 2019, respectively.
(b)Includes $1.2 billion and $1.0 billion of accumulated depreciation on buildings and improvements as of September 30, 2020 and December 31, 2019, respectively, and $1.2 billion and $1.1 billion of accumulated amortization on lease intangibles as of September 30, 2020 and December 31, 2019, respectively.
(c)At September 30, 2020, we had two properties classified as Assets held for sale, net, one of which was sold in October 2020. At December 31, 2019, we had one hotel operating property classified as Assets held for sale, net, which was sold in January 2020.
(d)Our equity investments in real estate totaled $236.9 million and $194.4 million as of September 30, 2020 and December 31, 2019, respectively. Our equity investments in the Managed Programs totaled $51.6 million and $129.6 million as of September 30, 2020 and December 31, 2019, respectively.

Investing for the long runTM | 16

W. P. Carey Inc.
Balance Sheets and Capitalization – Third Quarter 2020

Capitalization
In thousands, except share and per share amounts. As of September 30, 2020.

Description	Shares	Share Price	Market Value
Equity
Common equity	175,396,158	$65.16	$11,428,814
Preferred equity			—
Total Equity Market Capitalization			11,428,814

			Outstanding Balance (a)
Pro Rata Debt
Non-recourse mortgages			1,434,542
Unsecured term loans (due February 20, 2025)			305,474
Unsecured revolving credit facility (due February 20, 2025)			182,799
Senior unsecured notes:
Due January 20, 2023 (EUR)			585,400
Due April 1, 2024 (USD)			500,000
Due July 19, 2024 (EUR)			585,400
Due February 1, 2025 (USD)			450,000
Due April 9, 2026 (EUR)			585,400
Due October 1, 2026 (USD)			350,000
Due April 15, 2027 (EUR)			585,400
Due April 15, 2028 (EUR)			585,400
Due July 15, 2029 (USD)			325,000
Total Pro Rata Debt			6,474,815

Total Capitalization			$17,903,629
________
(a)Excludes unamortized discount, net totaling $24.7 million and unamortized deferred financing costs totaling $20.9 million as of September 30, 2020.

Investing for the long runTM | 17

W. P. Carey Inc.
Balance Sheets and Capitalization – Third Quarter 2020

Debt Overview
Dollars in thousands. Pro rata. As of September 30, 2020.

	USD-Denominated		EUR-Denominated		Other Currencies (a)		Total
							Outstanding Balance
	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Amount (in USD)	% of Total	Weigh-ted Avg. Interest Rate	Weigh-ted Avg. Maturity (Years)
Non-Recourse Debt (b) (c)
Fixed	$957,778	5.0%	$138,261	3.4%	$28,019	4.8%	$1,124,058	17.4%	4.8%	2.8
Variable:
Swapped	74,666	5.0%	147,810	2.2%	—	—%	222,476	3.4%	3.1%	3.0
Floating	—	—%	58,540	1.3%	16,409	1.9%	74,949	1.2%	1.4%	2.0
Capped	—	—%	13,059	1.6%	—	—%	13,059	0.2%	1.6%	2.8
Total Pro Rata Non-Recourse Debt	1,032,444	5.0%	357,670	2.5%	44,428	3.8%	1,434,542	22.2%	4.4%	2.8

Recourse Debt (b) (c)
Fixed – Senior unsecured notes:
Due January 20, 2023	—	—%	585,400	2.0%	—	—%	585,400	9.0%	2.0%	2.3
Due April 1, 2024	500,000	4.6%	—	—%	—	—%	500,000	7.8%	4.6%	3.5
Due July 19, 2024	—	—%	585,400	2.3%	—	—%	585,400	9.0%	2.3%	3.8
Due February 1, 2025	450,000	4.0%	—	—%	—	—%	450,000	7.0%	4.0%	4.3
Due April 9, 2026	—	—%	585,400	2.3%	—	—%	585,400	9.0%	2.3%	5.5
Due October 1, 2026	350,000	4.3%	—	—%	—	—%	350,000	5.4%	4.3%	6.0
Due April 15, 2027	—	—%	585,400	2.1%	—	—%	585,400	9.0%	2.1%	6.5
Due April 15, 2028	—	—%	585,400	1.4%	—	—%	585,400	9.0%	1.4%	7.5
Due July 15, 2029	325,000	3.9%	—	—%	—	—%	325,000	5.1%	3.9%	8.8
Total Senior Unsecured Notes	1,625,000	4.2%	2,927,000	2.0%	—	—%	4,552,000	70.3%	2.8%	5.2
Variable:
Unsecured term loans (due February 20, 2025) (d)	—	—%	112,982	1.0%	192,492	1.0%	305,474	4.7%	1.0%	4.4
Unsecured revolving credit facility (due February 20, 2025) (e)	160,000	1.0%	—	—%	22,799	0.9%	182,799	2.8%	1.0%	4.4
Total Recourse Debt	1,785,000	3.9%	3,039,982	2.0%	215,291	1.0%	5,040,273	77.8%	2.6%	5.1

Total Pro Rata Debt Outstanding	$2,817,444	4.3%	$3,397,652	2.0%	$259,719	1.5%	$6,474,815	100.0%	3.0%	4.6
________
(a)Other currencies include debt denominated in British pound sterling, Norwegian krone and Japanese yen.
(b)Debt data is presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.
(c)Excludes unamortized discount, net totaling $24.7 million and unamortized deferred financing costs totaling $20.9 million as of September 30, 2020.
(d)We incurred interest at Euro Interbank Offered Rate (“EURIBOR”) plus 0.95% or British pound sterling (“GBP”) London Interbank Offered Rate (“LIBOR”) plus 0.95% on our Unsecured term loans.
(e)We incurred interest at LIBOR plus 0.85% or Japanese yen (“JPY”) LIBOR plus 0.85% on our Unsecured revolving credit facility. JPY LIBOR has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.6 billion as of September 30, 2020.

Investing for the long runTM | 18

W. P. Carey Inc.
Balance Sheets and Capitalization – Third Quarter 2020

Debt Maturity
Dollars in thousands. Pro rata. As of September 30, 2020.

	Real Estate		Debt
	Number of Properties (a)		Weighted- Average Interest Rate		Total Outstanding Balance (b) (c)	% of Total Outstanding Balance
Year of Maturity		ABR (a)		Balloon
Non-Recourse Debt
Remaining 2020	6	$3,743	4.9%	$22,875	$22,877	0.3%
2021	22	27,073	4.7%	142,946	146,157	2.3%
2022	37	78,789	4.8%	418,634	438,529	6.8%
2023	39	75,645	3.5%	352,284	390,875	6.0%
2024	48	45,732	4.0%	182,724	224,348	3.5%
2025	17	21,436	4.7%	87,543	117,480	1.8%
2026	9	12,598	6.1%	31,535	51,571	0.8%
2027	2	2,507	4.7%	21,450	29,678	0.5%
2028	1	3,103	7.0%	—	9,572	0.1%
2031	1	957	6.0%	—	3,455	0.1%
Total Pro Rata Non-Recourse Debt	182	$271,583	4.4%	$1,259,991	1,434,542	22.2%

Recourse Debt
Fixed – Senior unsecured notes:
Due January 20, 2023 (EUR)			2.0%		585,400	9.0%
Due April 1, 2024 (USD)			4.6%		500,000	7.8%
Due July 19, 2024 (EUR)			2.3%		585,400	9.0%
Due February 1, 2025 (USD)			4.0%		450,000	7.0%
Due April 9, 2026 (EUR)			2.3%		585,400	9.0%
Due October 1, 2026 (USD)			4.3%		350,000	5.4%
Due April 15, 2027 (EUR)			2.1%		585,400	9.0%
Due April 15, 2028 (EUR)			1.4%		585,400	9.0%
Due July 15, 2029 (USD)			3.9%		325,000	5.1%
Total Senior Unsecured Notes			2.8%		4,552,000	70.3%
Variable:
Unsecured term loans (due February 20, 2025) (d)			1.0%		305,474	4.7%
Unsecured revolving credit facility (due February 20, 2025) (e)			1.0%		182,799	2.8%
Total Recourse Debt			2.6%		5,040,273	77.8%

Total Pro Rata Debt Outstanding			3.0%		$6,474,815	100.0%
________
(a)Represents the number of properties and ABR associated with the debt that is maturing in each respective year.
(b)Debt maturity data is presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata. Total outstanding balance includes balloon payments and scheduled amortization for our non-recourse debt.
(c)Excludes unamortized discount, net totaling $24.7 million and unamortized deferred financing costs totaling $20.9 million as of September 30, 2020.
(d)We incurred interest at EURIBOR plus 0.95% or GBP LIBOR plus 0.95% on our Unsecured term loans.
(e)We incurred interest at LIBOR plus 0.85% or JPY LIBOR plus 0.85% on our Unsecured revolving credit facility. JPY LIBOR have a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.6 billion as of September 30, 2020.

Investing for the long runTM | 19

W. P. Carey Inc.
Balance Sheets and Capitalization – Third Quarter 2020

Senior Unsecured Notes
As of September 30, 2020.

Ratings

	Issuer		Senior Unsecured Notes
Ratings Agency	Rating	Outlook	Rating
Moody's	Baa2	Stable	Baa2
Standard & Poor's	BBB	Stable	BBB

Senior Unsecured Note Covenants

The following is a summary of the key financial covenants for the Senior Unsecured Notes, along with our estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants for the Senior Unsecured Notes.

Covenant	Metric	Required	As of Sep. 30, 2020
Limitation on the incurrence of debt	"Total Debt" / "Total Assets"	≤ 60%	41.6%
Limitation on the incurrence of secured debt	"Secured Debt" / "Total Assets"	≤ 40%	8.2%
Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge	"Consolidated EBITDA" / "Annual Debt Service Charge"	≥ 1.5x	5.2x
Maintenance of unencumbered asset value	"Unencumbered Assets" / "Total Unsecured Debt"	≥ 150%	233.9%

Investing for the long runTM | 20

W. P. Carey Inc.
Real Estate
Third Quarter 2020

Investing for the long runTM | 21

W. P. Carey Inc.
Real Estate – Third Quarter 2020

Investment Activity – Capital Investment Projects (a)
Dollars in thousands. Pro rata.

		Primary Transaction Type	Property Type	Expected Completion Date	Estimated Change in Square Footage	Lease Term (Years)	Funded During Three Months Ended Sep. 30, 2020	Total Funded Through Sep. 30, 2020	Maximum Commitment
Tenant	Location								Remaining	Total
Boot Barn Holdings, Inc. (b)	Wichita, KS	Expansion	Warehouse	Q4 2020	43,248	15	$—	$—	$3,000	$3,000
Expected Completion Date 2020 Total					43,248		—	—	3,000	3,000

American Axle & Manufacturing, Inc. (c) (d)	Langen, Germany	Build-to-Suit	Industrial	Q1 2021	168,000	20	7,920	36,165	20,977	58,540
Hellweg Die Profi-Baumärkte GmbH & Co. KG (b) (c)	Various, Germany	Renovation	Retail	Q1 2021	N/A	16	—	10,510	2,720	13,230
Stress Engineering Services, Inc. (d)	Mason, OH	Expansion	Office	Q1 2021	6,810	20	619	707	1,787	2,500
Unidentified	Whitehall, PA	Redevelopment	Warehouse	Q2 2021	504,900	N/A	1,481	2,333	22,359	24,692
Henkel AG & Co.	Bowling Green, KY	Renovation	Warehouse	Q4 2021	N/A	15	17,674	45,806	24,194	70,000
Expected Completion Date 2021 Total					679,710		27,694	95,521	72,037	168,962

					722,958		$27,694	$95,521	$75,037	$171,962
________
(a)This schedule includes future estimates for which we can give no assurance as to timing or amounts. Completed capital investment projects are included in the Investment Activity – Acquisitions and Completed Capital Investment Projects section. Funding amounts exclude capitalized construction interest.
(b)We started receiving full or partial rent for these projects prior to September 30, 2020.
(c)Commitment amounts are based on the applicable exchange rate at period end.
(d)We earn interest from this tenant, which is accrued through the construction period and deducted from the remaining commitment.

Investing for the long runTM | 22

W. P. Carey Inc.
Real Estate – Third Quarter 2020

Investment Activity – Acquisitions and Completed Capital Investment Projects
Dollars in thousands. Pro rata. For the nine months ended September 30, 2020.

		Gross Investment Amount	Closing Date / Asset Completion Date	Property Type(s)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
Acquisitions
1Q20
DSG International PLC (a)	Newark, United Kingdom	$111,546	Jan-20	Warehouse	726,216
Columbia Helicopters, Inc. (b)	Aurora, OR	23,755	Jan-20	Industrial	187,016
Leoni AG (a)	Kitzingen, Germany	53,666	Mar-20	Office	272,286
1Q20 Total		188,967			1,185,518

2Q20 (N/A)

3Q20
Pretzels, LLC (2 properties)	Bluffton and Plymouth, IN	44,466	Sep-20	Industrial	371,000
Weber-Stephen Products LLC	Huntley, IL	39,523	Sep-20	Industrial	621,859
3Q20 Total		83,989			992,859

Year-to-Date Total		272,956			2,178,377

		Gross Investment Amount	Closing Date / Asset Completion Date	Property Type(s)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
Completed Capital Investment Projects
1Q20
Clayco, Inc.	St. Louis, MO	4,000	Jan-20	Office	N/A
Astellas US Holding, Inc.	Westborough, MA	52,172	Jan-20	Laboratory	10,063
Danske Fragtmænd A/S (a)	Vojens, Denmark	10,611	Jan-20	Warehouse	88,620
1Q20 Total		66,783			98,683

2Q20
Fresenius Medical Care Holdings, Inc.	Knoxville, TN	66,045	Jun-20	Warehouse	614,069
Cuisine Solutions, Inc. (c)	San Antonio, TX	73,951	Jun-20	Industrial	312,303
Hilite Europe GmbH (a)	Marktheidenfeld, Germany	8,184	Jun-20	Warehouse	71,607
2Q20 Total		148,180			997,979

3Q20
Sonae MC (a)	Azambuja, Portugal	27,976	Sep-20	Warehouse	294,389
3Q20 Total		27,976			294,389

Year-to-Date Total		242,939			1,391,051

Year-to-Date Total Acquisitions and Completed Capital Investment Projects		$515,895			3,569,428
________
(a)Amount reflects the applicable exchange rate on the date of the transaction.
(b)Amount excludes approximately $5.0 million in contingent consideration that will be released to the tenant/seller upon the tenant securing an easement on the property.
(c)Amount excludes $4.0 million related to a purchase option for land at the property that we have not yet exercised.

Investing for the long runTM | 23

W. P. Carey Inc.
Real Estate – Third Quarter 2020

Investment Activity – Dispositions
Dollars in thousands. Pro rata. For the nine months ended September 30, 2020.

Tenant / Lease Guarantor	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)	Gross Square Footage
1Q20
Blue Cross and Blue Shield of Minnesota, Inc.	Aurora, MN	$150	Jan-20	Office	10,263
Shelborne Hotel (sold 95.45% controlling interest)	Miami, FL	114,540	Jan-20	Operating Hotel	N/A
Vacant	Greenville, SC	1,050	Feb-20	Warehouse	108,524
Fraikin SAS (a)	Chambray-les-Tours, France	579	Feb-20	Industrial	11,405
1Q20 Total		116,319			130,192

2Q20 (N/A)

3Q20
Walgreens Co.	Florence, AL	4,569	Aug-20	Retail	14,820
MSR Technologies GmbH (a)	Laupheim, Germany	2,956	Sep-20	Industrial	202,275
Hilite Europe GmbH (a)	Marktheidenfeld, Germany	47,120	Sep-20	Industrial/Office	265,827
Datalogic Scanning, Inc.	Eugene, OR	8,700	Sep-20	Industrial	110,665
3Q20 Total		63,345			593,587

Year-to-Date Total Dispositions		$179,664			723,779
________
(a)Amount reflects the applicable exchange rate on the date of the transaction.

Investing for the long runTM | 24

W. P. Carey Inc.
Real Estate – Third Quarter 2020

Joint Ventures
Dollars in thousands. As of September 30, 2020.

Joint Venture or JV (Principal Tenant)	JV Partnership		Consolidated		Pro Rata (a)
	Partner	WPC %	Debt Outstanding (b)	ABR	Debt Outstanding (c)	ABR
Unconsolidated Joint Ventures (Equity Method Investments) (d)
Kesko Senukai (e)	Third party	70.00%	$122,087	$14,617	$85,461	$10,232
State Farm Mutual Automobile Insurance Co.	CPA:18 – Global	50.00%	72,800	7,992	36,400	3,996
Bank Pekao (e)	CPA:18 – Global	50.00%	55,936	9,391	27,968	4,695
Apply Sørco AS (e)	CPA:18 – Global	49.00%	37,758	3,925	18,501	1,923
Fortenova Grupa d.d. (e)	CPA:18 – Global	20.00%	26,482	4,494	5,296	899
Total Unconsolidated Joint Ventures			315,063	40,419	173,626	21,745

Consolidated Joint Ventures
McCoy-Rockford, Inc.	Third party	90.00%	—	901	—	811
Total Consolidated Joint Ventures			—	901	—	811
Total Unconsolidated and Consolidated Joint Ventures			$315,063	$41,320	$173,626	$22,556
________
(a)See the Terms and Definitions section in the Appendix for a description of pro rata.
(b)Excludes unamortized deferred financing costs totaling $0.2 million and unamortized discount, net totaling $0.2 million as of September 30, 2020.
(c)Excludes unamortized deferred financing costs totaling $0.1 million and unamortized discount, net totaling $0.1 million as of September 30, 2020.
(d)Excludes (i) a 90.00% equity position in a jointly owned investment, Johnson Self Storage (comprised of nine self-storage operating properties), which did not have debt outstanding as of September 30, 2020, (ii) a 15.00% common equity interest in a jointly owned investment, BPS Nevada, LLC, and (iii) our equity investment in common shares of WLT, as described in the Components of Net Asset Value section.
(e)Amounts are based on the applicable exchange rate at the end of the period.

Investing for the long runTM | 25

W. P. Carey Inc.
Real Estate – Third Quarter 2020

Top Ten Tenants
Dollars in thousands. Pro rata. As of September 30, 2020.

Tenant / Lease Guarantor	Description	Number of Properties	ABR	ABR %	Weighted-Average Lease Term (Years)
U-Haul Moving Partners Inc. and Mercury Partners, LP	Net lease self-storage properties in the U.S.	78	$38,751	3.3%	3.6
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a)	Do-it-yourself retail properties in Germany	42	34,901	3.0%	16.4
State of Andalucía (a)	Government office properties in Spain	70	30,034	2.6%	14.2
Metro Cash & Carry Italia S.p.A. (a)	Business-to-business wholesale stores in Italy and Germany	20	28,360	2.5%	6.5
Pendragon PLC (a)	Automotive dealerships in the United Kingdom	69	21,818	1.9%	9.7
Extra Space Storage, Inc.	Net lease self-storage properties in the U.S.	27	20,332	1.8%	23.6
Marriott Corporation	Net lease hotel properties in the U.S.	18	20,065	1.7%	3.1
Nord Anglia Education, Inc.	K-12 private schools in the U.S.	3	19,138	1.7%	23.0
Forterra, Inc. (a) (b)	Industrial properties in the U.S. and Canada	27	18,733	1.6%	22.7
Advance Auto Parts, Inc.	Distribution facilities in the U.S.	30	18,345	1.6%	12.3
Total (c)		384	$250,477	21.7%	12.6
________
(a)ABR amounts are subject to fluctuations in foreign currency exchange rates.
(b)Of the 27 properties leased to Forterra, Inc., 25 are located in the United States and two are located in Canada.
(c)See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 26

W. P. Carey Inc.
Real Estate – Third Quarter 2020

Diversification by Property Type
In thousands, except percentages. Pro rata. As of September 30, 2020.

	Total Net-Lease Portfolio
Property Type	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
Industrial	$205,192	17.7%	37,977	26.7%
Warehouse	152,679	13.2%	31,261	22.0%
Office	166,481	14.4%	10,585	7.4%
Retail (b)	45,510	4.0%	2,939	2.1%
Self Storage (net lease)	59,083	5.1%	5,810	4.1%
Other (c)	97,307	8.4%	5,650	3.9%
U.S. Total	726,252	62.8%	94,222	66.2%

International
Industrial	70,633	6.1%	10,227	7.2%
Warehouse	109,826	9.5%	16,805	11.8%
Office	94,675	8.2%	6,496	4.6%
Retail (b)	155,450	13.4%	14,530	10.2%
Self Storage (net lease)	—	—%	—	—%
Other (c)	10	—%	—	—%
International Total	430,594	37.2%	48,058	33.8%

Total
Industrial	275,825	23.8%	48,204	33.9%
Warehouse	262,505	22.7%	48,066	33.8%
Office	261,156	22.6%	17,081	12.0%
Retail (b)	200,960	17.4%	17,469	12.3%
Self Storage (net lease)	59,083	5.1%	5,810	4.1%
Other (c)	97,317	8.4%	5,650	3.9%
Total (d)	$1,156,846	100.0%	142,280	100.0%
________
(a)Includes square footage for vacant properties.
(b)Includes automotive dealerships.
(c)Includes ABR from tenants with the following property types: education facility, hotel (net lease), fitness facility, laboratory, student housing (net lease), theater and restaurant.
(d)See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 27

W. P. Carey Inc.
Real Estate – Third Quarter 2020

Diversification by Tenant Industry
In thousands, except percentages. Pro rata. As of September 30, 2020.

	Total Net-Lease Portfolio
Industry Type	ABR	ABR %	Square Footage	Square Footage %
Retail Stores (a)	$261,090	22.6%	32,652	22.9%
Consumer Services	98,853	8.6%	7,482	5.3%
Automotive	74,080	6.4%	12,111	8.5%
Cargo Transportation	62,939	5.4%	9,313	6.5%
Business Services	60,759	5.3%	5,272	3.7%
Grocery	59,808	5.2%	6,549	4.6%
Healthcare and Pharmaceuticals	56,105	4.8%	4,905	3.4%
Beverage and Food	48,300	4.2%	5,546	3.9%
Construction and Building	42,904	3.7%	7,673	5.4%
Sovereign and Public Finance	41,333	3.6%	3,364	2.4%
Capital Equipment	40,707	3.5%	6,550	4.6%
Hotel and Leisure	37,286	3.2%	2,254	1.6%
Containers, Packaging, and Glass	36,214	3.1%	6,186	4.3%
Durable Consumer Goods	31,520	2.7%	7,279	5.1%
High Tech Industries	28,996	2.5%	3,236	2.3%
Insurance	25,259	2.2%	1,749	1.2%
Banking	19,898	1.7%	1,247	0.9%
Telecommunications	17,144	1.5%	1,571	1.1%
Aerospace and Defense	16,565	1.4%	1,504	1.1%
Non-Durable Consumer Goods	15,748	1.4%	5,355	3.8%
Media: Advertising, Printing, and Publishing	14,898	1.3%	1,615	1.1%
Media: Broadcasting and Subscription	13,263	1.1%	784	0.6%
Wholesale	12,551	1.1%	2,005	1.4%
Chemicals, Plastics, and Rubber	12,342	1.1%	1,403	1.0%
Other (b)	28,284	2.4%	4,675	3.3%
Total (c)	$1,156,846	100.0%	142,280	100.0%
________
(a)Includes automotive dealerships.
(b)Includes ABR from tenants in the following industries: metals and mining, oil and gas, environmental industries, electricity, consumer transportation, forest products and paper, real estate and finance. Also includes square footage for vacant properties.
(c)See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 28

W. P. Carey Inc.
Real Estate – Third Quarter 2020

Diversification by Geography
In thousands, except percentages. Pro rata. As of September 30, 2020.

	Total Net-Lease Portfolio
Region	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
South
Texas	$103,219	8.9%	11,723	8.3%
Florida	46,435	4.0%	4,033	2.8%
Georgia	29,005	2.5%	4,024	2.8%
Tennessee	19,382	1.7%	2,875	2.0%
Alabama	15,111	1.3%	2,382	1.7%
Other (b)	11,572	1.0%	2,263	1.6%
Total South	224,724	19.4%	27,300	19.2%
East
North Carolina	32,704	2.8%	8,052	5.7%
Pennsylvania	26,598	2.3%	3,210	2.3%
Massachusetts	21,752	1.9%	1,407	1.0%
New Jersey	19,939	1.7%	1,100	0.8%
South Carolina	15,444	1.3%	4,321	3.0%
Virginia	13,773	1.2%	1,430	1.0%
New York	13,347	1.2%	1,392	1.0%
Other (b)	34,340	3.0%	6,594	4.6%
Total East	177,897	15.4%	27,506	19.4%
Midwest
Illinois	55,157	4.8%	6,595	4.6%
Minnesota	25,964	2.2%	2,352	1.7%
Indiana	21,462	1.8%	3,198	2.2%
Wisconsin	16,003	1.4%	3,164	2.2%
Ohio	14,879	1.3%	3,153	2.2%
Michigan	14,171	1.2%	2,132	1.5%
Other (b)	27,331	2.4%	4,697	3.3%
Total Midwest	174,967	15.1%	25,291	17.7%
West
California	61,051	5.3%	5,183	3.6%
Arizona	34,132	3.0%	3,648	2.6%
Other (b)	53,481	4.6%	5,294	3.7%
Total West	148,664	12.9%	14,125	9.9%
U.S. Total	726,252	62.8%	94,222	66.2%
International
Germany	65,407	5.7%	6,645	4.7%
Poland	54,935	4.8%	7,215	5.1%
The Netherlands	52,887	4.6%	6,853	4.8%
Spain	51,866	4.5%	4,226	3.0%
United Kingdom	47,735	4.1%	4,035	2.8%
Italy	26,685	2.3%	2,386	1.7%
Croatia	17,507	1.5%	1,784	1.2%
Denmark	15,552	1.3%	2,408	1.7%
France	14,247	1.2%	1,347	0.9%
Canada	12,863	1.1%	2,103	1.5%
Finland	11,945	1.0%	949	0.7%
Other (c)	58,965	5.1%	8,107	5.7%
International Total	430,594	37.2%	48,058	33.8%
Total (d)	$1,156,846	100.0%	142,280	100.0%
________
(a)Includes square footage for vacant properties.
(b)Other properties within South include assets in Louisiana, Arkansas, Oklahoma and Mississippi. Other properties within East include assets in Kentucky, Maryland, Connecticut, West Virginia, New Hampshire and Maine. Other properties within Midwest include assets in Missouri, Kansas, Nebraska, Iowa, North Dakota and South Dakota. Other properties within West include assets in Colorado, Utah, Oregon, Washington, Nevada, Hawaii, New Mexico, Wyoming, Montana and Alaska.
(c)Includes assets in Lithuania, Mexico, Norway, Hungary, the Czech Republic, Austria, Portugal, Sweden, Japan, Slovakia, Latvia, Belgium and Estonia.
(d)See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 29

W. P. Carey Inc.
Real Estate – Third Quarter 2020

Contractual Rent Increases
In thousands, except percentages. Pro rata. As of September 30, 2020.

	Total Net-Lease Portfolio
Rent Adjustment Measure	ABR	ABR %	Square Footage	Square Footage %
(Uncapped) CPI	$448,749	38.8%	50,537	35.5%
Fixed	381,403	33.0%	52,801	37.1%
CPI-based	266,590	23.0%	33,017	23.2%
Other (a)	51,929	4.5%	3,688	2.6%
None	8,175	0.7%	689	0.5%
Vacant	—	—%	1,548	1.1%
Total (b)	$1,156,846	100.0%	142,280	100.0%
________
(a)Represents leases attributable to percentage rent.
(b)See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 30

W. P. Carey Inc.
Real Estate – Third Quarter 2020

Same Store Analysis
Dollars in thousands. Pro rata.

Contractual Same Store Growth

Same store portfolio includes leases that were continuously in place during the period from September 30, 2019 to September 30, 2020. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of September 30, 2020.

	ABR
	As of Sep. 30, 2020	As of Sep. 30, 2019	Increase	% Increase
Property Type
Office	$249,814	$245,380	$4,434	1.8%
Industrial	237,044	232,713	4,331	1.9%
Warehouse	208,732	205,539	3,193	1.6%
Retail (a)	193,316	191,209	2,107	1.1%
Self Storage (net lease)	59,083	58,270	813	1.4%
Other (b)	90,678	89,414	1,264	1.4%
Total	$1,038,667	$1,022,525	$16,142	1.6%

Rent Adjustment Measure
(Uncapped) CPI	$419,228	$414,115	$5,113	1.2%
Fixed	312,053	306,684	5,369	1.8%
CPI-based	249,884	245,122	4,762	1.9%
Other (c)	51,189	50,291	898	1.8%
None	6,313	6,313	—	—%
Total	$1,038,667	$1,022,525	$16,142	1.6%

Geography
U.S.	$636,092	$626,147	$9,945	1.6%
Europe	380,586	374,782	5,804	1.5%
Other International (d)	21,989	21,596	393	1.8%
Total	$1,038,667	$1,022,525	$16,142	1.6%

Same Store Portfolio Summary
Number of properties	1,128
Square footage (in thousands)	121,097

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W. P. Carey Inc.
Real Estate – Third Quarter 2020

Comprehensive Same Store Growth

Same store portfolio includes leased properties that were continuously owned and in place during the quarter ended September 30, 2019 through September 30, 2020. Excludes properties that were acquired, sold or listed as capital investment projects (see Investment Activity – Capital Investment Projects section) during that period. For purposes of comparability, same store pro rata rental income is presented on a constant currency basis using average exchange rates for the three months ended September 30, 2020. Same store pro rata rental income is a non-GAAP measure. See the Terms and Definitions section in the Appendix for a description of same store pro rata rental income and for details on how it is calculated.

	Same Store Pro Rata Rental Income
	Three Months Ended Sep. 30, 2020	Three Months Ended Sep. 30, 2019	Increase	% Increase
Property Type
Office	$63,273	$62,477	$796	1.3%
Industrial	61,808	62,615	(807)	(1.3)%
Warehouse	53,423	56,038	(2,615)	(4.7)%
Retail (a)	47,926	47,211	715	1.5%
Self Storage (net lease)	13,217	13,092	125	1.0%
Other (b)	21,019	23,868	(2,849)	(11.9)%
Total (e)	$260,666	$265,301	$(4,635)	(1.7)%

Rent Adjustment Measure
(Uncapped) CPI	$107,139	$106,755	$384	0.4%
Fixed	76,491	81,628	(5,137)	(6.3)%
CPI-based	64,532	63,734	798	1.3%
Other (c)	11,167	11,189	(22)	(0.2)%
None	1,337	1,995	(658)	(33.0)%
Total (e)	$260,666	$265,301	$(4,635)	(1.7)%

Geography
U.S.	$159,616	$166,069	$(6,453)	(3.9)%
Europe	95,835	94,112	1,723	1.8%
Other International (d)	5,215	5,120	95	1.9%
Total (e)	$260,666	$265,301	$(4,635)	(1.7)%

Same Store Portfolio Summary
Number of properties	1,158
Square footage (in thousands)	129,264

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W. P. Carey Inc.
Real Estate – Third Quarter 2020

The following table presents a reconciliation from lease revenues to same store pro rata rental income:

	Three Months Ended Sep. 30, 2020	Three Months Ended Sep. 30, 2019
Consolidated Lease Revenues
Total lease revenues – as reported (f)	$293,856	$278,839
Less: Reimbursable tenant costs – as reported	(15,728)	(15,611)
	278,128	263,228

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of adjustments from equity investments	5,576	5,321
Less: Pro rata share of adjustments for noncontrolling interests	(22)	(24)
	5,554	5,297

Adjustments for Pro Rata Non-Cash Items:
Add: Above- and below-market rent intangible lease amortization	12,472	14,969
Less: Straight-line and other rent adjustments	(13,115)	(6,370)
Less: Adjustments for pro rata ownership	(1)	(25)
	(644)	8,574

Adjustment to normalize for (i) properties not continuously owned since July 1, 2019 and (ii) constant currency presentation for prior year quarter (g)	(22,372)	(11,798)

Same Store Pro Rata Rental Income (e)	$260,666	$265,301
________
(a)Includes automotive dealerships.
(b)Includes ABR or same store pro rata rental income from tenants with the following property types: education facility, hotel (net lease), fitness facility, laboratory, theater and student housing (net lease).
(c)Represents leases attributable to percentage rent.
(d)Includes assets in Canada, Mexico and Japan.
(e)For the three months ended September 30, 2020, approximately $0.5 million of same store pro rata rental income (0.2% of the total) has not been collected to date and is expected to be collected within one year. Remaining same store pro rata rental income for that period has been collected as of October 30, 2020.
(f)Lease revenue (including straight-line lease revenue) is only recognized when deemed probable of collection. Collectibility is assessed for each tenant receivable using various criteria, including credit ratings, guarantees, past collection issues and the current economic and business environment affecting the tenant. If collectibility of the contractual rent stream is not deemed probable, revenue will only be recognized upon receipt of cash from the tenant.
(g)This adjustment excludes amounts attributable to properties that were acquired, sold or listed as capital investment projects (see Investment Activity – Capital Investment Projects section) that were not continuously owned and in place during the quarter ended September 30, 2019 through September 30, 2020. In addition, for the three months ended September 30, 2019, an adjustment is made to reflect average exchange rates for the three months ended September 30, 2020 for purposes of comparability, since same store pro rata rental income is presented on a constant currency basis.

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W. P. Carey Inc.
Real Estate – Third Quarter 2020

Leasing Activity
For the three months ended September 30, 2020, except ABR. Pro rata.

Lease Renewals and Extensions (a)						Expected Tenant Improvements ($000s)	Leasing Commissions ($000s)
			ABR
Property Type	Square Feet	Number of Leases	Prior Lease ($000s)	New Lease ($000s) (b)	Releasing Spread			Incremental Lease Term
Industrial	367,965	1	$2,199	$1,897	(13.7)%	$600	$805	12.2 years
Warehouse	57,075	1	184	184	—%	—	—	5.0 years
Office	392,315	2	4,918	4,889	(0.6)%	—	63	5.0 years
Retail	164,880	2	1,284	1,284	—%	—	—	5.0 years
Self Storage (net lease)	—	—	—	—	—%	—	—	N/A
Other (c)	117,042	1	1,989	1,756	(11.7)%	—	384	10.6 years
Total / Weighted Average (d)	1,099,277	7	$10,574	$10,010	(5.3)%	$600	$1,252	7.3 years

Q3 Summary
Prior Lease ABR (% of Total Portfolio)			0.9%

New Leases				Expected Tenant Improvements ($000s)	Leasing Commissions ($000s)
ABR
Property Type	Square Feet	Number of Leases	New Lease ($000s) (b)			New Lease Term
Industrial	—	—	$—	$—	$—	N/A
Warehouse (e)	540,000	1	3,025	2,641	995	5.3 years
Office	—	—	—	—	—	N/A
Retail	—	—	—	—	—	N/A
Self Storage (net lease)	—	—	—	—	—	N/A
Other	—	—	—	—	—	N/A
Total / Weighted Average (f)	540,000	1	$3,025	$2,641	$995	5.3 years
_______
(a)Excludes lease extensions for a period of one year or less.
(b)New lease amounts are based on in-place rents at time of lease commencement and exclude any free rent periods.
(c)Excludes lease amendments at three theater properties leased to the same tenant. ABR for these properties has subsequently reduced from $4.7 million to $1.9 million in the short term. Since there was no change to the (i) total rents owed over the life of the lease and (ii) lease term, these amendments are excluded from the table above.
(d)Weighted average refers to the incremental lease term.
(e)Tenant will take full occupancy of space in phases. Rent reflects expected rent at full occupancy, which will be reached in February 2021.
(f)Weighted average refers to the new lease term.

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W. P. Carey Inc.
Real Estate – Third Quarter 2020

Lease Expirations
In thousands, except percentages and number of leases. Pro rata. As of September 30, 2020.

Year of Lease Expiration (a)	Number of Leases Expiring	Number of Tenants with Leases Expiring	ABR	ABR %	Square Footage	Square Footage %
Remaining 2020	17	15	$8,429	0.7%	1,190	0.8%
2021	28	19	20,810	1.8%	2,029	1.4%
2022	30	29	44,502	3.8%	3,803	2.7%
2023	36	30	47,588	4.1%	6,046	4.3%
2024	78	51	114,303	9.9%	14,296	10.0%
2025	63	31	61,523	5.3%	7,342	5.2%
2026	42	28	61,207	5.3%	8,520	6.0%
2027	43	26	71,834	6.2%	8,024	5.6%
2028	42	24	62,382	5.4%	4,829	3.4%
2029	31	18	37,168	3.2%	4,561	3.2%
2030	27	21	72,636	6.3%	6,104	4.3%
2031	66	16	69,067	6.0%	8,154	5.7%
2032	35	15	46,143	4.0%	6,625	4.7%
2033	23	17	65,520	5.7%	8,320	5.8%
Thereafter (>2033)	223	91	373,734	32.3%	50,889	35.8%
Vacant	—	—	—	—%	1,548	1.1%
Total (b)	784		$1,156,846	100.0%	142,280	100.0%

________
(a)Assumes tenants do not exercise any renewal options or purchase options.
(b)See the Terms and Definitions section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Investment Management
Third Quarter 2020

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W. P. Carey Inc.
Investment Management – Third Quarter 2020

Selected Information and Fee Summary – Managed Programs
Dollars and square footage in thousands. As of or for the three months ended September 30, 2020.

	CPA:18 – Global	CESH	Total
Selected Information
General
Year established	2013	2016
AUM – current quarter (a)	$2,423,184	$331,124	$2,754,308
Net-lease AUM – current quarter	$1,289,955	$110,592	$1,400,547
Fundraising status	Closed	Closed

Portfolio
Investment type	Net lease / Diversified REIT	Student Housing
Number of operating properties	71	1
Number of net-leased properties	48	3
Number of active build-to-suit projects	9	3
Number of tenants – net-leased properties	64	1
Square footage – net-leased properties	9,721	512
Occupancy (b)	98.8%	100.0%

Balance Sheet (Book Value)
Total assets	$2,224,029	$349,942
Total debt	$1,241,910	$137,237
Total debt / total assets	55.8%	39.2%

Fee Summary
Asset Management Fees
Asset management fee, gross (% of average AUM, per annum)	0.50% (c)	1.00% (d)
Average AUM (of current quarter and prior quarter)	$2,392,898	$328,259	$2,721,157
Asset management revenue – current quarter	$2,978	$770	$3,748

Operating Partnership Interests (e)
Operating partnership interests, gross (% of Available Cash)	10.00%	N/A
Equity in earnings of equity method investments in the Managed Programs (profits interest) – current quarter	$1,168	N/A	$1,168
________
(a)Represents appraised value of real estate assets as of June 30, 2020 (plus cash and cash equivalents, less distributions payable as of September 30, 2020) for CPA:18 – Global. Represents appraised value of real estate assets as of December 31, 2019 (plus cash and cash equivalents as of September 30, 2020) for CESH. These values were used to calculate asset management fees during the three months ended September 30, 2020 in accordance with the respective advisory agreements.
(b)Represents occupancy for single-tenant net-leased properties.
(c)Based on average market value of assets. CPA:18 – Global has an option to pay asset management fees in cash or shares upon our recommendation, under the terms of the advisory agreement with CPA:18 – Global. Asset management fees are recorded in Asset management revenue in our consolidated financial statements.
(d)Based on gross assets at fair value.
(e)Available Cash means cash generated by operating partnership operations and investments, excluding cash from sales and refinancings, after the payment of debt service and other operating expenses, but before distributions to partners. Amounts are recorded in Equity in earnings of equity method investments in the Managed Programs and real estate in our consolidated financial statements.

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W. P. Carey Inc.
Investment Management – Third Quarter 2020

Summary of Future Liquidity Considerations for the Managed Programs
As of September 30, 2020.

Future Liquidity Strategies for the Managed Programs

The timeframes in the table below are based on general liquidation guidelines set forth in CPA:18 – Global’s and CESH’s respective offering documents. Ultimately, the liquidation of CPA:18 – Global is approved by its board of directors and the liquidation of CESH is determined by its general partner.

General Liquidation Guideline
	CPA:18 – Global	CESH
Timeframe	Beginning after the seventh anniversary of the closing of the initial public offering in 2015	Beginning five years after raising the minimum offering amount in 2016

Back-End Fees for / Interest in the Managed Programs

The overview below is intended to provide a summary of current disclosures regarding various back-end fees and interests that we may be entitled to upon each Managed Program’s liquidity event. Such a liquidity event for CPA:18 – Global is at the discretion of CPA:18 – Global’s board of directors and there is no assurance that any of the fees or interests described below will be realized. Please refer to CPA:18 – Global’s filings with the SEC for a complete description of its liquidity strategy.

Back-End Fees and Interests
	CPA:18 – Global	CESH
Disposition Fees	Equal to the lesser of (i) 50% of the brokerage commission paid or (ii) 3% of the contract sales price of a property. (a)	N/A
Interest in Disposition Proceeds	Special general partner interest entitled to receive distributions of up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership, through certain liquidity events or distributions, plus the 6% preferred return rate.
Available Cash (as defined in In “Principal Terms”), subject to any other limitations provided for herein, will be initially apportioned among the Limited Partners in proportion to their respective capital contributions and the General Partner as provided in connection with its Carried Interest and distributed. (b)

Purchase of Special GP Interest	Lesser of (i) 5.0x the distributions of the last completed fiscal year and (ii) the discounted value of expected future distributions from point of valuation to March 2025 using a discount rate used by the independent third-party valuation firm to determine the most recent appraisal.	N/A
Distribution Related to Ownership of Shares	4.3% ownership as of 9/30/2020	2.4% ownership as of 9/30/2020
________
(a)Not applicable to dispositions of individual assets.
(b)Order of distributions are as follows: (1) First, to a Limited Partner until it has received an amount equal to its total capital contributions or deemed capital contribution with respect to the Advisor Units in the case of the Advisor (or a wholly owned subsidiary of the Advisor); (2) Second, to a Limited Partner until such Limited Partner has received a cumulative, non-compounding, annual 10% return on its unreturned capital contributions (the “Preferred Return”); (3) Third, to the General Partner until the General Partner has received 20% of the aggregate amounts distributed pursuant to clause (2) and this clause (3); (4) Thereafter, 80% to such Limited Partner and 20% to the General Partner (together with the amounts received under clause (3), the General Partner’s “Carried Interest”). The Advisor’s capital contribution for purposes of the Partnership Agreement will be deemed to be the value of the Advisor Units upon their issuance.

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W. P. Carey Inc.
Appendix
Third Quarter 2020

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W. P. Carey Inc.
Appendix – Third Quarter 2020

Normalized Pro Rata Cash NOI
In thousands. From real estate.

Three Months Ended Sep. 30, 2020
Consolidated Lease Revenues
Total lease revenues – as reported	$293,856
Less: Consolidated Reimbursable and Non-Reimbursable Property Expenses
Reimbursable property expenses – as reported	15,728
Non-reimbursable property expenses – as reported	11,923
266,205

Plus: NOI from Operating Properties
Hotel revenues	601
Hotel expenses	(1,044)
(443)

Self-storage revenues	1,373
Self-storage expenses	(550)
823

266,585

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of NOI from equity investments	5,978
Less: Pro rata share of NOI attributable to noncontrolling interests	(22)
5,956

272,541

Adjustments for Pro Rata Non-Cash Items:
Add: Above- and below-market rent intangible lease amortization	12,472
Less: Straight-line rent amortization	(13,115)
Add: Other non-cash items	418
(225)

Pro Rata Cash NOI (a)	272,316

Adjustment to normalize for intra-period acquisitions, completed capital investment projects and dispositions (b)	391

Normalized Pro Rata Cash NOI (a)	$272,707

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W. P. Carey Inc.
Appendix – Third Quarter 2020

The following table presents a reconciliation from Net income from Real Estate attributable to W. P. Carey to Normalized pro rata cash NOI:

Three Months Ended Sep. 30, 2020
Net Income from Real Estate Attributable to W. P. Carey
Net income from Real Estate attributable to W. P. Carey – as reported	$146,983
Adjustments for Consolidated Operating Expenses
Add: Operating expenses – as reported	160,543
Less: Property expenses, excluding reimbursable tenant costs – as reported	(11,923)
Less: Operating property expenses – as reported	(1,594)
147,026

Adjustments for Other Consolidated Revenues and Expenses:
Less: Lease termination income and other – as reported	(1,565)
Less: Reimbursable property expenses – as reported	(15,728)
Add: Other income and (expenses)	(13,804)
Add: Provision for income taxes	3,636
(27,461)

Other Adjustments:
Add: Above- and below-market rent intangible lease amortization	12,472
Less: Straight-line rent amortization	(13,115)
Add: Adjustments for pro rata ownership	6,037
Adjustment to normalize for intra-period acquisitions, completed capital investment projects and dispositions (b)	391
Add: Property expenses, excluding reimbursable tenant costs, non-cash	374
6,159

Normalized Pro Rata Cash NOI (a)	$272,707
________
(a)Pro rata cash NOI and normalized pro rata cash NOI are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures and for details on how pro rata cash NOI and normalized pro rata cash NOI are calculated.
(b)For properties acquired and capital investment projects completed during the three months ended September 30, 2020, the adjustment modifies our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. For properties disposed of during the three months ended September 30, 2020, the adjustment eliminates our pro rata share of cash NOI for the period.

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W. P. Carey Inc.
Appendix – Third Quarter 2020

Adjusted EBITDA, Consolidated – Last Five Quarters
In thousands.

	Three Months Ended
	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019
Net income	$149,434	$115,204	$66,702	$129,792	$41,835

Adjustments to Derive Consolidated EBITDA
Depreciation and amortization	108,351	107,477	116,194	111,607	109,517
Interest expense	52,537	52,182	52,540	53,667	58,626
Provision for (benefit from) income taxes	5,975	7,595	(41,692)	21,064	4,157
Consolidated EBITDA (a)	316,297	282,458	193,744	316,130	214,135

Adjustments to Derive Adjusted EBITDA (b)
Other (gains) and losses (c)	(44,648)	(4,259)	9,815	(38,196)	18,618
Gain on sale of real estate, net	(20,933)	—	(11,751)	(17,501)	(71)
Stock-based compensation expense	4,564	2,918	2,661	4,939	4,747
Above- and below-market rent intangible and straight-line rent adjustments (d)	(643)	1,236	4,680	12,046	8,591
Merger and other expenses	(596)	1,074	187	(811)	70
Other amortization and non-cash charges (e)	399	382	304	(5,791)	422
Impairment charges	—	—	19,420	6,758	25,781
Loss on change in control of interests (f)	—	—	—	—	8,416
	(61,857)	1,351	25,316	(38,556)	66,574

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity investments	4,806	4,884	4,475	4,300	5,471
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(23)	(22)	(22)	(459)	(530)
	4,783	4,862	4,453	3,841	4,941
Equity Investment in WLT: (g)
Less: Loss from equity investment in WLT	848	N/A	N/A	N/A	N/A
Add: Distributions received from equity investment in WLT	—	N/A	N/A	N/A	N/A
	848	N/A	N/A	N/A	N/A
Equity Investments in the Managed Programs: (h)
Add: Distributions received from equity investments in the Managed Programs	388	926	2,196	2,089	1,980
Less: Loss (income) from equity investments in the Managed Programs (i) (j)	79	(31,743)	49,271	173	288
	467	(30,817)	51,467	2,262	2,268
Adjusted EBITDA (a)	$260,538	$257,854	$274,980	$283,677	$287,918
________
(a)EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.
(b)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(c)Primarily comprised of unrealized gains and losses on derivatives, non-cash allowance for credit losses on direct financing leases and other assets and gains and losses from foreign currency movements, extinguishment of debt and marketable securities. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(d)Straight-line rent adjustments relate to our net-leased properties subject to operating leases.
(e)Amount for the three months ended December 31, 2019 includes an adjustment to exclude $6.2 million of non-cash lease termination revenue, which will be collected and reflected within adjusted EBITDA over the remaining master lease term.
(f)Amount for the three months ended September 30, 2019 represents a loss recognized on the purchase of the remaining interest in an investment from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.
(g)We record income and distributions from our equity investment in WLT (which was acquired in the first quarter of 2020) on a one quarter lag.

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W. P. Carey Inc.
Appendix – Third Quarter 2020

(h)Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.
(i)Amount for the three months ended June 30, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 Merger, which reflects the allocation of $34.3 million of goodwill within our Investment Management segment.
(j)Amount for the three months ended March 31, 2020 includes non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our former equity investments in CWI 1 and CWI 2.

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W. P. Carey Inc.
Appendix – Third Quarter 2020

Adjusted EBITDA, Real Estate – Last Five Quarters
In thousands.

	Three Months Ended
	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019
Net income from Real Estate	$147,020	$81,864	$101,526	$124,317	$33,545

Adjustments to Derive Consolidated EBITDA
Depreciation and amortization	108,351	107,477	115,207	110,648	108,573
Interest expense	52,537	52,182	52,540	53,667	58,626
Provision for (benefit from) income taxes	3,636	4,117	(31,800)	18,113	3,511
Consolidated EBITDA – Real Estate (a)	311,544	245,640	237,473	306,745	204,255

Adjustments to Derive Adjusted EBITDA (b)
Other (gains) and losses (c)	(44,115)	(5,437)	10,973	(38,546)	18,956
Gain on sale of real estate, net	(20,933)	—	(11,751)	(17,501)	(71)
Stock-based compensation expense	4,564	2,918	1,970	3,531	3,435
Merger and other expenses	(1,016)	935	(132)	(811)	70
Above- and below-market rent intangible and straight-line rent adjustments (d)	(643)	1,236	4,680	12,046	8,591
Other amortization and non-cash charges (e)	399	382	304	(5,791)	422
Impairment charges	—	—	19,420	6,758	25,781
Loss on change in control of interests (f)	—	—	—	—	8,416
	(61,744)	34	25,464	(40,314)	65,600

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity investments	4,806	4,884	4,475	4,300	5,471
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(23)	(22)	(22)	(459)	(530)
	4,783	4,862	4,453	3,841	4,941
Equity Investment in WLT: (g)
Less: Loss from equity investment in WLT	848	N/A	N/A	N/A	N/A
Add: Distributions received from equity investment in WLT	—	N/A	N/A	N/A	N/A
	848	—	—	—	—
Adjusted EBITDA – Real Estate (a)	$255,431	$250,536	$267,390	$270,272	$274,796
________
(a)EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.
(b)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(c)Primarily comprised of unrealized gains and losses on derivatives, non-cash allowance for credit losses on direct financing leases and other assets and gains and losses from foreign currency movements, extinguishment of debt and marketable securities. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(d)Straight-line rent adjustments relate to our net-leased properties subject to operating leases.
(e)Amount for the three months ended December 31, 2019 includes an adjustment to exclude $6.2 million of non-cash lease termination revenue, which will be collected and reflected within adjusted EBITDA over the remaining master lease term.
(f)Amount for the three months ended September 30, 2019 represents a loss recognized on the purchase of the remaining interest in an investment from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.
(g)We record income and distributions from our equity investment in WLT (which was acquired in the first quarter of 2020) on a one quarter lag.

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W. P. Carey Inc.
Appendix – Third Quarter 2020

Adjusted EBITDA, Investment Management – Last Five Quarters
In thousands.

	Three Months Ended
	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019
Net income (loss) from Investment Management	$2,414	$33,340	$(34,824)	$5,475	$8,290

Adjustments to Derive Consolidated EBITDA
Provision for (benefit from) income taxes	2,339	3,478	(9,892)	2,951	646
Depreciation and amortization	—	—	987	959	944
Consolidated EBITDA – Investment Management (a)	4,753	36,818	(43,729)	9,385	9,880

Adjustments to Derive Adjusted EBITDA (b)
Other (gains) and losses (c)	(533)	1,178	(1,158)	350	(338)
Merger and other expenses	420	139	319	—	—
Stock-based compensation expense	—	—	691	1,408	1,312
	(113)	1,317	(148)	1,758	974

Adjustments for Pro Rata Ownership
Equity Investments in the Managed Programs: (d)
Add: Distributions received from equity investments in the Managed Programs	388	926	2,196	2,089	1,980
Less: Loss (income) from equity investments in the Managed Programs (e) (f)	79	(31,743)	49,271	173	288
	467	(30,817)	51,467	2,262	2,268
Adjusted EBITDA – Investment Management (a)	$5,107	$7,318	$7,590	$13,405	$13,122
________
(a)EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.
(b)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(c)Primarily comprised of gains and losses from foreign currency movements and marketable securities. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(d)Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.
(e)Amount for the three months ended June 30, 2020 includes a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 Merger, which reflects the allocation of $34.3 million of goodwill within our Investment Management segment.
(f)Amount for the three months ended March 31, 2020 includes non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our former equity investments in CWI 1 and CWI 2.

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W. P. Carey Inc.
Appendix – Third Quarter 2020

Terms and Definitions

Non-GAAP Financial Disclosures
FFO and AFFO
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO.
We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on direct financing leases and other assets, stock-based compensation, non-cash environmental accretion expense and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.
We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.
Same Store Pro Rata Rental Income
Same store pro rata rental income is a non-GAAP financial measure that is intended to reflect the performance of our net leased properties. We define this as contractual rents from our leased properties. Same store rental income excludes reimbursable tenant costs, amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present same store rental income on a pro rata basis to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that same store pro rata rental income is a helpful measure that both investors and management can use to evaluate the financial performance of our leased properties. Same store pro rata rental income should not be considered as an alternative to lease revenues as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present same store rental income and/or same store pro rata rental income may not be directly comparable to the way other REITs present such metrics.

Pro Rata Cash NOI
Cash net operating income (“cash NOI”) is a non-GAAP financial measure that is intended to reflect the performance of our net leased and operating properties. We define cash NOI as cash rents from our leased and operating properties less non-reimbursable property expenses. Cash NOI excludes amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present cash NOI on a pro rata basis (“pro rata cash NOI”) to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that pro rata cash NOI is a helpful measure that both investors and management can use to evaluate the financial performance of our leased and operating properties and it allows for comparison of our operating performance between periods and to other REITs. Pro rata cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present cash NOI and/or pro rata cash NOI may not be directly comparable to the way other REITs present such metrics.

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W. P. Carey Inc.
Appendix – Third Quarter 2020

Normalized Pro Rata Cash NOI
Normalized pro rata cash NOI is pro rata cash NOI as defined above adjusted primarily to exclude our pro rata share of cash NOI from properties disposed of during the most recent quarter and to include a full quarter of pro rata cash NOI related to properties acquired or capital investment projects completed during the period, as applicable. We believe this measure provides a helpful representation of our net operating income from our in-place leased and operating properties.
Adjusted EBITDA
We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.
Other Metrics
Pro Rata Metrics
This supplemental package contains certain metrics prepared under the pro rata consolidation method. We refer to these metrics as pro rata metrics. We have a number of investments, usually with our affiliates, in which our economic ownership is less than 100%. Under the full consolidation method, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. Under the pro rata consolidation method, we present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments.
ABR
ABR represents contractual minimum annualized base rent for our net-leased properties and reflects exchange rates as of September 30, 2020. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.

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